Exhibit 99.1

Blockbuster Inc.

Proposed Amendment to Credit Agreement

Summary of Principal Terms and Conditions

Blockbuster Inc., a Delaware corporation (the “Borrower”), has requested an amendment (the “Amendment”) to its Credit Agreement dated as of August 20, 2004, as heretofore amended (as so amended, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties thereto. Capitalized terms used but not defined herein have the meanings assigned thereto in the Existing Credit Agreement.

The Amendment will be effected pursuant to an Amendment Agreement that, subject to the terms and conditions set forth herein, will provide that on the Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated to provide for the amendments set forth herein (the Existing Credit Agreement, as so amended and restated, is referred to herein as the “Restated Credit Agreement”).

Pursuant to the Amendment:

(a) each Revolving Lender will be invited to extend the scheduled maturity of all or any portion of its Revolving Commitment (and to increase its Revolving Commitment) in exchange for, among other things, the fees and pricing increases set forth herein (Revolving Lenders that agree to such an extension being referred to as the “Extending Revolving Lenders”, and the Revolving Commitments (or portions thereof) of the Extending Revolving Lenders as to which the extension applies being referred to as the “Existing Extended Revolving Commitments”), and entities that are not currently Revolving Lenders will be invited to become Revolving Lenders and to provide Revolving Commitments on the terms contemplated for the Existing Extended Revolving Commitments (such entities being referred to as the “New Revolving Lenders”, and the Revolving Commitments of the New Revolving Lenders being referred to as the “New Revolving Commitments” and, together with the Existing Extended Revolving Commitments, the “Extended Revolving Commitments”);

(b) on the Amendment Agreement Effective Date (as defined below):

(i) each Extending Revolving Lender and each New Revolving Lender will commit, subject to the terms and conditions set forth herein, to provide on the Restatement Effective Date its Extended Revolving Commitment; and

(ii) any Default or Event of Default arising from a “going concern” or like qualification or exception, if any, contained in the audit report of PricewaterhouseCoopers LLP with respect to the financial statements of the Borrower for the fiscal year ended January 4, 2009 will be waived (and, for purposes of the bringdown as of the Amendment Agreement Effective Date and the Restatement Effective Date of the representation and warranty set forth in Section 3.04(c) of the Existing Credit Agreement or the Restated Credit Agreement, the term “Material Adverse Effect” shall be deemed to exclude any event, condition or circumstance arising solely from such audit report containing such a “going concern” or like qualification or exception);

(c) on the Restatement Effective Date:

(i) the terms and conditions of the Existing Credit Agreement will be amended and restated to be in the form of the Restated Credit Agreement;

(ii) the Revolving Commitments (or portions thereof) that are not Extended Revolving Commitments will terminate in full;

(iii) to the extent the then outstanding Revolving Loans of any Revolving Lender exceed its Extended Revolving Commitment, such Revolving Lender will receive from or on behalf of the Borrower payment of an amount equal to the amount of such excess, together with accrued and unpaid interest thereon;

(iv) the then outstanding Revolving Loans will be deemed to be assigned and purchased as shall be necessary in order that such Revolving Loans are held by the Extending Revolving Lenders and the New Revolving Lenders ratably in accordance with their Extended Revolving Commitments;

(v) each New Revolving Lender will fund to the Administrative Agent an amount equal to the principal amount of the Revolving Loans, and each Extending Revolving Lender will fund to the Administrative Agent an amount equal to the incremental principal amount of the Revolving Loans, in each case acquired by such Lender as a result of the assignment and purchases referred to in clause (iv) above (together with accrued and unpaid interest thereon), with the amounts so funded to be applied to make payments referred to in clause (iii) above; and

(vi) the Issuing Banks will release the Revolving Lenders from their participations in the outstanding Letters of Credit and all of their other obligations with respect thereto and, subject to the terms and conditions set forth in the Restated Credit Agreement, will permit renewal or extension thereof to a date that is at least five Business Days prior to the Extended Revolving Maturity Date (as defined below) and, in consideration therefor, the Borrower will deposit with the Issuing Banks Agent (as defined below) the LC Cash Collateral (as defined below).

On and after the Amendment Agreement Effective Date and prior to the Restatement Effective Date, no borrowings may be made, and no new Letters of Credit may be requested to be issued, under the Existing Credit Agreement.

In addition, the Amendment will effect certain other amendments to the Existing Credit Agreement, as set forth below. No changes will be made to the pricing, amortization or maturity of the Term Loans.

The Summary of Principal Terms and Conditions does not purport to summarize all the conditions, covenants, representations, warranties and other provisions that will be contained in the Restated Credit Agreement and is qualified in its entirety by reference to the Restated Credit Agreement.

Borrower:	Blockbuster Inc., a Delaware corporation (the “Borrower”).

Sole Lead Arranger and Sole Bookrunner for the Amendment:	J.P. Morgan Securities Inc. (the “Arranger”).

Administrative and Collateral Agent:	JPMorgan Chase Bank, N.A. (“JPMCB” and, in such capacity, the “Administrative Agent”).

Issuing Banks Agent:	JPMCB (in such capacity, the “Issuing Banks Agent”).

Revolving Facility:

A senior secured credit facility (the “Revolving Facility”) in an aggregate principal amount equal to the amount of the Extended Revolving Commitments.

Subject to the conditions and on the terms set forth herein, the full unused amount of the Extended Revolving Commitments may be borrowed in a single drawing on the Restatement Effective Date.

Amounts repaid or prepaid under the Revolving Facility may not be reborrowed.

Extended Revolving Maturity Date:	September 30, 2010 (the “Extended Revolving Maturity Date”).

Letters of Credit:	On the Restatement Effective Date, (a) each Letter of Credit then outstanding shall continue to be outstanding in accordance with the terms thereof (and the Borrower shall continue to have the right to request an amendment thereof (other than to request an increase in the amount thereof), or a renewal or extension thereof to a date that is at least five Business Days prior to the Extended Revolving Maturity Date), (b) the Borrower shall cease to have the right to request the issuance of any new Letter of Credit, (c) the Revolving Lenders shall cease to have any participations in the outstanding Letters of Credit or any funding or other obligations with respect thereto and (d) the Borrower shall deposit with the Issuing Banks Agent, for the account of each Issuing Bank, cash collateral (the “LC Cash Collateral”) in an amount equal to 105.0% of the LC Exposure as of the Restatement Effective Date attributable to the Letters of Credit issued by such Issuing Bank.

The Issuing Banks Agent shall have exclusive dominion and control over the LC Cash Collateral and shall apply the LC Cash Collateral to reimburse the Issuing Banks for LC Disbursements. In the event the Issuing Banks Agent is restricted by applicable law from applying the LC Cash Collateral to reimburse in full any LC Disbursement on the date such disbursement is made, or the LC Cash Collateral is insufficient to make such reimbursement, the unreimbursed amount thereof shall bear interest at the rate per annum equal to ABR plus 9.00%.

In the event the aggregate amount of the LC Cash Collateral exceeds, at any time, by more than 5.0% the LC Obligations (to be defined as the sum of the LC Exposure, accrued but unpaid interest on unreimbursed LC Disbursements and accrued but unpaid issuing bank fees) at such time, the Issuing Banks Agent shall (a) unless a Default or Event of Default shall have occurred and be continuing, release the amount of such excess to the Company, but only in the event such excess arises from a permanent reduction in the LC Exposure attributable to the Viacom LCs and only to the extent the aggregate amount of the LC Cash Collateral released to the Company does not exceed $52,500,000, and (b) otherwise, release the amount of such excess to the Administrative Agent, to be applied to the mandatory prepayment of the Revolving Loans described under “Mandatory Revolving Loan Prepayments” below.

In the event the LC Obligations shall have been reduced to zero, the Issuing Banks Agent shall (a) unless a Default or Event of Default shall have occurred and be continuing, release all the LC Cash Collateral held by it to the Company, but only to the extent the aggregate amount of the LC Cash Collateral released to the Company (including as a result of any release referred to in the preceding paragraph) does not exceed $52,500,000, and (b) otherwise, release the amount of such excess to the Administrative Agent, to be applied to the mandatory prepayment of the Revolving Loans described under “Mandatory Revolving Loan Prepayments” below.

The LC Cash Collateral shall also secure the other Obligations; provided, however, that the liens thereon of the Issuing Banks Agent and the Issuing Banks shall be prior and senior to any liens thereon securing the other Obligations.

Use of Proceeds:	The proceeds of borrowings under the Revolving Facility shall be used only for general corporate purposes, including working capital purposes, payment of fees and expenses relating to the Amendment and deposit of the LC Cash Collateral.

Guarantors:	Consistent with the Existing Credit Agreement, all obligations of the Loan Parties under the Loan Documents (including in respect of the Letters of Credit) or under any interest rate protection or other hedging agreements entered into with any Lender or any affiliate thereof (the “Hedging Arrangements”) will be unconditionally and irrevocably guaranteed (the “Guarantees”) by the Borrower and each of the Borrower’s existing or subsequently acquired or organized direct or indirect domestic subsidiaries (such subsidiaries are collectively referred to as the “Guarantors”).

Security:

Consistent with the Existing Credit Agreement, all obligations of the Borrower and the Guarantors under the Loan Documents (including in respect of the Letters of Credit) and under any Hedging Arrangements will be secured by substantially all the assets of the Borrower and each Guarantor (subject to exclusions and exceptions as set forth in the Existing Credit Agreement) (collectively, the “Collateral”).

As described above, liens on the LC Cash Collateral of the Issuing Bank Agent and the Issuing Banks shall be prior and senior to any liens thereon securing the other Obligations.

Revolving Facility Fees and Interest Rates:	As set forth on Annex I hereto.

Optional Revolving Commitment Reductions:	The Revolving Commitments may be reduced by the Borrower at any time and from time to time without premium or penalty; provided that the Revolving Commitments may not be reduced to an amount less than the aggregate amount of the then outstanding Revolving Loans.

Mandatory Revolving Commitment Reductions:	To the extent the aggregate amount of the Revolving Commitments shall exceed at any time the aggregate principal amount of the Revolving Loans outstanding at such time, the Revolving Commitments shall automatically and permanently reduce by the amount of such excess.

Optional Revolving Loan Prepayments:

Revolving Loans may be prepaid by the Borrower at any time and from time to time, without premium or penalty but subject to the payment of the Exit Fee described on Annex I hereto and reimbursement for breakfunding costs if Eurodollar Loans are prepaid other than on the last day of the applicable interest period.

Any optional prepayment of Revolving Loans shall be accompanied by accrued and unpaid interest thereon.

Mandatory Revolving Loan Prepayments:	Revolving Loans shall be required to be prepaid on each date set forth below in the aggregate principal amount set forth opposite such date:

December 15, 2009	$25,000,000
January 31, 2010	$20,000,000
February 28, 2010	$20,000,000
March 31, 2010	$20,000,000
April 30, 2010	$10,000,000
May 31, 2010	$15,000,000
June 30, 2010	$50,000,000
July 31, 2010	$10,000,000
August 31, 2010	$10,000,000

To the extent not previously prepaid, all Revolving Loans outstanding on the Extended Revolving Maturity Date shall be repaid on such date. Any optional or non-scheduled mandatory prepayments of the Revolving Loans shall be applied to reduce the subsequent scheduled mandatory prepayments of the Revolving Loans in the reverse order of maturity; provided, however, that any optional prepayments of the Revolving Loans made after the Restatement Effective Date and prior to December 15, 2009 shall be applied, first, to reduce by not more than $12,500,000 in the aggregate the mandatory prepayment scheduled to be made on December 15, 2009, and, thereafter, in the reverse order of maturity.

In addition, the Revolving Loans shall be required to be prepaid with:

(a)    a percentage of the net cash proceeds received by the Borrower or any of its subsidiaries from incurrence of debt obligations of the Borrower or any of its subsidiaries pursuant to clauses (v), (vi), (vii) and (viii) of Section 6.01(a) of the Restated Credit Agreement, such percentage to be equal to (i) in the case of any incurrence of such debt obligations by a foreign subsidiary of the Borrower, 80% and (ii) in all other cases, (A) 0%, to the extent that the aggregate amount of such net cash proceeds (other than, for the avoidance of doubt, from incurrence of debt obligations referred to in clause (i) above) since the Restatement Effective Date does not exceed $25,000,000, (B) 75%, to the extent that the aggregate amount of such net cash proceeds (subject to the foregoing exception) since the Restatement Effective Date exceeds $25,000,000 but does not exceed $50,000,000, and (C) otherwise, 50%;

(b)    100% of the net cash proceeds received by the Borrower or any of its subsidiaries from issuances of equity by or equity contributions to the Borrower or any of its subsidiaries, subject to exceptions to be agreed upon by the Borrower and the Arranger;

(c)    100% of the net cash proceeds of insurance proceeds, tax refunds and other extraordinary receipts received by the Borrower or any of its subsidiaries, subject to exceptions to be agreed upon by the Borrower and the Arranger;

(d)    for each fiscal year of the Borrower ending after the Restatement Effective Date, a portion of the Excess Cash Flow for such fiscal year that equals (i) the sum of (A) the lesser of (x) 50% of the Excess Cash Flow for such fiscal year and (y) $50,000,000 plus (B) in the event the Excess Cash Flow (prior to any deductions due to any optional prepayments of Revolving Loans made during such fiscal year (but only after the Restatement Effective Date)) for such fiscal year shall exceed $200,000,000, 25% of the amount of such excess, less (ii) the amount of any optional prepayments of the Revolving Loans made during such fiscal year (but only after the Restatement Effective Date); and

(e)    100% of any LC Cash Collateral released from the liens of the Issuing Banks Agent, other than any such LC Cash Collateral released to the Company as set forth under “Letters of Credit” above.

For purposes of the foregoing, “net cash proceeds” will be determined after deducting any portion of the cash proceeds that is required to be included in the calculation of “Excess Cash Flow”.

To the extent the aggregate principal amount of the Revolving Loans outstanding at any time shall exceed the aggregate amount of the Revolving Commitments at such time, the Borrower shall prepay the Revolving Loans in the amount of such excess.

Any mandatory prepayment of Revolving Loans shall be accompanied by accrued and unpaid interest thereon.

Any non-scheduled mandatory prepayment of Revolving Loans may be waived by the majority in interest of the Revolving Lenders.

Other Amendments to Existing Credit Agreement:	In addition to the amendments described above, the Existing Credit Agreement will be further amended as follows:

Swingline Subfacility:	The swingline subfacility shall cease to be in effect.

Competitive Bid Subfacility:	The competitive bid subfacility shall cease to be in effect.

Viacom Reserve Amount:	Provisions relating to the Viacom Reserve Amount and arrangements in connection therewith shall cease to be in effect.

Prepayment of Loans (Section 2.12):	Sections 2.12(c) and 2.12(e) of the Existing Credit Agreement shall cease to be in effect.

Financial Statements (Section 5.01):	Section 5.01(a) will be amended to provide that no Default or Event of Default will be deemed to have occurred and be continuing solely as a result of the audit report with respect to the financial statements of the Borrower for the fiscal year ended January 3, 2010 containing a “going concern” or like qualification or exception.

Indebtedness; Certain Equity Securities (Section 6.01)

Section 6.01(a)(x) will be amended to permit Attributable Indebtedness arising from the sale/leaseback transactions permitted as set forth under “Sale/Leaseback Transactions” below.

Indebtedness of Foreign Subsidiaries incurred in reliance on Section 6.01(a)(viii) shall be permitted only so long as the net cash proceeds thereof are applied to the prepayment of the Revolving Loans as set forth under “Mandatory Revolving Loans Prepayments” above.

Section 6.01(a)(xiii) shall cease to be in effect.

Investments, Loans, Advances, Guarantees and Acquisitions (Section 6.04):	Section 6.04(c) will be amended to reduce the basket for investments by the Loan Parties into Subsidiaries that are not Loan Parties to $20,000,000 outstanding at any time (with the intercompany investments outstanding as of January 4, 2009, being disregarded for purposes of calculating usage under such basket). The amount, as of any date of determination, of any investment shall be the original cost of such investment (including any indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such investment.

Sections 6.04(f) and 6.04(h) shall cease to be in effect.

Section 6.04(j) will be amended to reduce the general investments basket set forth therein to $5,000,000; provided, however, that such basket shall increase to $10,000,000 on January 1, 2010, so long as not more than $5,000,000 of such basket is used to (a) purchase, hold or acquire any equity interests or debt obligations, (b) make or permit to exist any loans or advances or (c) guarantee any obligations.

Sale/Leaseback Transactions (Section 6.06):	To be amended to permit the Borrower and its subsidiaries to enter into sale/leaseback transactions with respect to owned property having fair market value not in excess of $28,000,000 in the aggregate; provided, however, that after giving effect on a pro forma basis to any such sale/leaseback transaction (including the incurrence of Attributable Indebtedness arising therefrom) and any repayment of Indebtedness arising from the application of the proceeds thereof, the Leverage Ratio, determined as of the last day of the most recently ended fiscal quarter of the Borrower, shall not exceed 2.50 to 1.00.

Restricted Payments (Section 6.08):	The Borrower and its subsidiaries shall not make any Restricted Payments, except that (a) the Borrower may declare and pay dividends with respect to its Convertible Preferred Stock payable solely in shares of Convertible Preferred Stock and (b) subsidiaries of the Borrower may declare and pay dividends ratably with respect to their capital stock.

Transactions with Affiliates (Section 6.09):	To be amended to (a) limit clause (ii) thereof to transactions between or among the Borrower and the other Loan Parties, not involving any other Affiliate, and (b) permit intercompany investments permitted under Section 6.04(c) or 6.04(d).

Fixed Charge Coverage Ratio (Section 6.12):	Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower not to be less than: (a) for any such period ending on or after March 31, 2009 but not after January 3, 2010, 1.25 to 1.00; and (b) for any such period ending thereafter, 1.30 to 1.00.

Leverage Ratio (Section 6.13):	Leverage Ratio not to exceed at any time 2.75 to 1.00.

Capital Expenditures (Section 6.14):	Capital Expenditures not to exceed (a) in the 2009 fiscal year, $30,000,000 and (b) in the 2010 fiscal year, the sum of $40,000,000 and up to $10,000,000 of Capital Expenditures permitted to be made but not made in the 2009 fiscal year.

Successors and Assigns (Section 9.04):

To be amended to eliminate (a) the requirement of the Issuing Banks consent and (b) the requirement of the Borrower consent in the case of assignments of any Revolving Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

In the event of an assignment of any Loan or Commitment to (a) any Affiliate of the Borrower or any of its subsidiaries, (b) any executive officer or director of the Borrower or any of its subsidiaries or of any Affiliate of the Borrower or any of its subsidiaries, (c) any person that, together with its Affiliates, owns, or any member of any group that owns, directly or indirectly, beneficially or of record, Equity Interests in the Borrower representing more than 5% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower, and any Affiliate of any such person or any member of such group, (d) any person that has a contractual right to appoint any member of the board of directors of the Borrower, or any Affiliate of any such person, and (e) any executive officer or director of any person, member of the group or Affiliate referred to in clause (c) or (d) above, the assignee shall be deemed to have agreed (i) to vote its Loans and Commitments on any matter requiring the consent of the Required Lenders or of a majority in interest of the Lenders of any Class on a pro rata basis as the vote thereon by the Lenders or the Lenders of such Class, as the case may be, that are not subject to the limitation set forth in this paragraph and (ii) to abstain from any Lender deliberations in connection therewith.

Conditions Precedent to the Amendment Agreement Effective Date:

The effectiveness of the Amendment Agreement shall be subject to satisfaction or waiver of the following conditions precedent:

(a) the Revolving Lenders and the New Revolving Lenders shall have agreed to provide Extended Revolving Commitments in an aggregate amount of at least $250,000,000;

(b) the Administrative Agent shall have received executed counterparts of the Amendment Agreement, which shall be consistent with the terms set forth herein, from (i) the Borrower, (ii) Lenders representing at least the Required Lenders, (iii) each Extending Revolving Lender, (iv) each New Revolving Lender, (v) each Issuing Bank and (vi) the Issuing Banks Agent;

(b) the Administrative Agent shall have received a certificate of the chief financial officer of the Borrower, dated the Amendment Agreement Effective Date, certifying as to solvency of the Borrower and its subsidiaries, taken as a whole, and of the Loan Parties, taken as a whole;

c) the Administrative Agent shall have received such legal opinions, documents, certificates and other instruments as are customary for transactions of this type or as it may reasonably request;

(d) the Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all reimbursement of expenses required to be made, pursuant to the Amendment Agreement and the agreements relating thereto; and

(e) after giving effect to the waiver set forth in the Amendment Agreement, (i) the representations and warranties set forth in the Amendment Agreement, the Existing Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Agreement Effective Date (other than those representations and warranties that are expressly stated to have been made as of a specified date, which shall be true and correct in all material respects as of such specified date), and (ii) as of the Amendment Agreement Effective Date no Default shall have occurred and be continuing; and the Administrative Agent shall have received a certificate of the chief executive officer or the chief financial officer of the Borrower to such effect.

The term “Amendment Agreement Effective Date” means the first date on which all conditions precedent to the effectiveness of the Amendment Agreement shall have been satisfied.

Conditions Precedent to the Restatement Effective Date:

The terms and conditions of the Existing Credit Agreement will be amended and restated to be in the form of the Restated Credit Agreement, and the Extended Revolving Commitments shall become available to be drawn, on such date on or after the Amendment Agreement Effective Date as shall have been selected by the Borrower (such date being referred to as the “Restatement Effective Date”); provided, however, that:

(a) the Restatement Effective Date occurs on or prior to May 10, 2009; and

(b) on and as of the Restatement Effective Date:

(i) the Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all reimbursements of expenses required to be made, pursuant to the Amendment Agreement and the agreements relating thereto; and

(ii) after giving effect to the agreements set forth in the Amendment Agreement and the Restated Credit Agreement, (A) the representations and warranties set forth in the Amendment Agreement, the Restated Credit Agreement and the other Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly stated to have been made as of a specified date, which shall be true and correct in all material respects as of such specified date), and (B) no Default shall have occurred and be continuing; and the Administrative Agent shall have received a certificate of the chief executive officer or the chief financial officer of the Borrower to such effect; and

(c) on the Restatement Effective Date the Borrower shall have made the prepayment of the then outstanding Revolving Loans and deposited the LC Cash Collateral as set forth in the introductory paragraphs above.

ANNEX I

Interest and Certain Fees

Interest Rate Options:

The interest rates under the Revolving Facility will be as follows:

At the option of the Borrower, ABR plus 9.00% or Adjusted LIBOR plus 10.00%.

For purposes of the foregoing:

“ABR” shall mean, on any day, the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) Adjusted LIBOR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that ABR shall be deemed to be not less than 4.50% per annum at any time.

“Adjusted LIBOR” will at all times include statutory reserves and shall be deemed to be not less than 3.50% per annum at any time.

Interest Payment Dates:	Interest on ABR Revolving Loans will be paid monthly.

Default Rate:	During the continuance of any Event of Default, the Applicable Margin in respect of the Revolving Facility will increase by 3.00%.

Issuing Bank Fees:	The Borrower shall pay to each Issuing Bank an issuing bank fee in the amount of 2.00% per annum on the outstanding undrawn amount of Letters of Credit issued by such Issuing Bank. Such issuing bank fees will be paid monthly.

Restatement Effective Date Fee:	The Borrower shall pay on the Restatement Effective Date to each Extending Revolving Lender and each New Revolving Lender a fee in the amount of 8.00% of the Extended Revolving Commitment of such Lender as of such date.

Exit Fee:	In the event of any prepayment or repayment of the Revolving Loans of any Revolving Lender made after the Restatement Effective Date, whether as a result of an optional prepayment, a scheduled prepayment or otherwise, the Borrower shall pay to such Lender, on the date of such prepayment or repayment, a fee in the amount of 3.00% of the aggregate principal amount of the Revolving Loans of such Lender prepaid or repaid; provided, however, that (a) in the event the aggregate principal amount of the Revolving Loans prepaid by means of optional prepayments made after the Restatement Effective Date and on or prior to January 3, 2010 shall be at least $50,000,000, no such fee shall be payable with respect to any subsequent prepayment made on or prior to such date, and (b) in the case of any optional prepayment of Revolving Loans made on or after January 4, 2010, such fee shall be reduced to 2.00% of the aggregate amount of the Revolving Loans so prepaid.

Duration Fee:	If the aggregate principal amount of Revolving Loans outstanding on April 30, 2010 shall exceed $75,000,000, the Borrower shall pay to the Revolving Lenders a duration fee equal to the lesser of (a) 10% of the amount of such excess and (b) $5,000,0000, such fee to be allocated among the Revolving Lenders on a pro rata basis.

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